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                                                                       Exhibit 5

                                                      April  21, 2006



Pruco Life Insurance Company of New Jersey
213 Washington Street
Newark, New Jersey  07102-2992

Gentlemen:

In my capacity as Vice President and Senior Corporate Counsel of Pruco Life Insurance Company of New Jersey ("Pruco Life of New Jersey"), I have reviewed the establishment of the Pruco Life of New Jersey Modified Guaranteed Annuity Account (the "Account") on May 20, 1996, by the Board of Directors of Pruco Life of New Jersey as a non-unitized separate account for assets applicable to certain individual variable annuity contracts, pursuant to the provisions of
Section 17B:28-7 of the New Jersey Insurance Code. I was responsible for oversight of the preparation and review of the Registration Statement on Form S-3, as amended, filed by Pruco Life of New Jersey with the U.S. Securities and Exchange Commission (Registration No. 333-100713) under the Securities Act of 1933 for the registration of certain modified guaranteed annuity contracts issued with respect to the Account.

I am of the following opinion:

      (1) Pruco Life of New Jersey was duly organized under the laws of New Jersey and is a validly existing corporation.

      (2) The Account has been duly created and is validly existing as a non-unitized separate account pursuant to the aforesaid provisions of New Jersey law.

      (3) The modified guaranteed annuity contracts are legal and binding obligations of Pruco Life of New Jersey in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/Clifford E. Kirsch
                                                ---------------------------
                                                Clifford E. Kirsch